Exhibit 99.1

Freescale Semiconductor Announces Fourth Quarter and Full-year 2007 Results

AUSTIN, Texas--(BUSINESS WIRE)--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the fourth quarter and full-year ended December 31, 2007.

Highlights for the quarter and full year include:

  Net sales of $1.54 billion (USD) for the fourth quarter 2007;
  Full–year 2007 net sales of $5.72 billion;
  Fourth quarter 2007 Adjusted EBITDA of $411 million;
  Full-year 2007 Adjusted EBITDA of $1.5 billion;
  Cash, cash equivalents and short-term investments of $751 million.

A description of Adjusted EBITDA and the reconciliations to our GAAP results are included in this press release and the accompanying tables.

Net Sales

Net sales for the fourth quarter of 2007 were $1.54 billion, compared to $1.45 billion in the third quarter of 2007 and $1.62 billion in the fourth quarter of 2006. “Our fourth quarter results showed sequential improvement in revenue, earnings and cash flow despite a challenging environment,” said Michel Mayer, chairman and CEO.

Operating Highlights

Operating earnings, net earnings and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) include non-cash purchase accounting expenses related to the company’s acquisition by a private equity consortium in December 2006.

The company believes that providing operating earnings and EBITDA exclusive of these expenses is a more meaningful representation of the company’s ongoing financial performance. Including these expenses and the reorganization of business items detailed below, the operating and net losses for the fourth quarter of 2007 were $595 million and $525 million, respectively.

Excluding the aforementioned expenses and reorganization of business items, operating earnings were $211 million and EBITDA was $376 million in the fourth quarter of 2007. This compares to operating earnings of $219 million and EBITDA of $386 million in the fourth quarter of 2006.

The company also uses Adjusted EBITDA to measure compliance with certain of its debt covenants. Adjusted EBITDA for the fourth quarter of 2007 was $411 million. Adjusted EBITDA for the year ended December 31, 2007 was $1.53 billion.

A table describing EBITDA and Adjusted EBITDA and reconciling net income to these measures is included in this press release.

Reorganization of Business Items

Fourth quarter 2007 results include non-cash charges of $449 million related to the impairment of a portion of the company’s wireless assets associated with an evaluation of the recoverability of such assets. The company also recorded charges of $25 million associated with its exit from the Crolles Alliance, which occurred on December 31, 2007. These costs include a non-cash impairment charge associated with the equipment and other related costs.

Product Revenue Reporting

During the fourth quarter, the company completed a company-wide realignment of its sales, business, supply chain and manufacturing operations to better enable execution of its strategic growth initiatives. The company’s net sales figures for the fourth quarter and full-year 2007 along with corresponding prior periods are now reported consistent with this realignment as follows. Additional detail is provided in the financial statements attached to this press release.

  Microcontroller net sales were $467 million in the fourth quarter of 2007 compared to $476 million in the fourth quarter of 2006. For the year, net sales were $1.88 billion compared to $1.92 billion last year.
  RF, Analog and Sensor net sales were $260 million in the fourth quarter of 2007 compared to $262 million in the fourth quarter of 2006. For the year, net sales were $1.05 billion compared to $1.03 billion last year.
  Networking and Multimedia products net sales were $303 million in the fourth quarter of 2007 compared to $296 million in the fourth quarter of 2006. For the year, net sales were $1.12 billion compared to $1.19 billion in 2006.
  Cellular net sales were $361 million in the fourth quarter of 2007 compared to $417 million in the fourth quarter of 2006. For the year, net sales were $1.22 billion compared to $1.48 billion last year.
  Other net sales were $148 million in the fourth quarter of 2007 compared to $164 million in the fourth quarter of 2006. For the year, net sales were $458 million compared to $744 million last year.

Liquidity Highlights

Cash, cash equivalents and short-term investments were $751 million on December 31, 2007, compared to $772 million at the third quarter ending September 28, 2007. Capital expenditures were $90 million or 6 percent of net sales for the fourth quarter of 2007.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Standard Time (CST) on January 30, 2008. The company will offer a live webcast of the conference call over the Internet at: www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, revenues, earnings, cash flows, capital expenditures, working capital and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases to identify forward-looking statements in this release.

Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail under “Risk Factors” in our Registration Statement on Form S-4/A filed with the SEC on June 22, 2007. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world's largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks or registered trademarks of Freescale Semiconductor, Inc. in the U.S. and other countries. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2008.

Freescale Semiconductor Holdings I, Ltd.
Consolidated Statements of Operations
(Unaudited)

(in millions)	Three months ended December 31, 2007	Three months ended September 28, 2007	Combined (1) Three months ended December 31, 2006

Net sales	$ 1,539	$ 1,446	$ 1,615
Cost of sales	926	869	1,053
Gross margin	613	577	562
Selling, general and administrative	165	163	176
Research and development	293	270	319
Amortization expense for acquired intangible assets	273	346	108
In-process research and development	-	-	2,260
Reorganization of businesses and other	26	-	(7)
Impairment of intangible assets	449	-	-
Merger expenses	2	-	515
Operating loss	(595)	(202)	(2,809)

Other expense, net	(200)	(194)	(42)
Loss before income taxes	(795)	(396)	(2,851)
Income tax benefit	(270)	(135)	(128)
Net loss	$ (525)	$ (261)	$ (2,723)

(1) Although Freescale continues as the same legal entity after the Merger, the consolidated and combined financial statements for the three months ended December 31, 2006 are presented on a combined basis and include two distinct periods: September 30 through December 1, 2006 (the "Predecessor Period" or "Predecessor," as context requires) and December 2 through December 31, 2006 (the “Successor Period” or “Successor,” as context requires), which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The combined presentation does not comply with U.S. GAAP, but is presented because we believe it provides the most meaningful comparison of our results. The consolidated and combined financial statements for the Successor Period reflect the acquisition of Freescale under the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations”. The results of the Successor are not comparable to the results of the Predecessor due to the difference in the basis of presentation of purchase accounting as compared to historical cost.

Freescale Semiconductor Holdings I, Ltd.
Consolidated Statements of Operations
(Unaudited)

(in millions)	Year ended December 31, 2007	Combined (1) Year ended December 31, 2006

Net sales	$ 5,722	$ 6,359
Cost of sales	3,821	3,625
Gross margin	1,901	2,734
Selling, general and administrative	653	729
Research and development	1,139	1,204
Amortization expense for acquired intangible assets	1,310	117
In-process research and development	-	2,260
Reorganization of businesses and other	64	(12)
Impairment of intangible assets	449	-
Merger expenses	5	522
Operating loss	(1,719)	(2,086)

Other expense, net	(780)	(23)
Loss before income taxes and cumulative effect of accounting change	(2,499)	(2,109)
Income tax benefit	(886)	(108)
Loss before cumulative effect of accounting change	(1,613)	(2,001)
Cumulative effect of accounting change, net of income tax expense	-	7
Net loss	$ (1,613)	$ (1,994)

(1) Although Freescale continues as the same legal entity after the Merger, the consolidated and combined financial statements for the year ended December 31, 2006 are presented on a combined basis and include two distinct periods: January 1 through December 1, 2006 (the "Predecessor Period" or "Predecessor," as context requires) and December 2 through December 31, 2006 (the “Successor Period” or “Successor,” as context requires), which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The combined presentation does not comply with U.S. GAAP, but is presented because we believe it provides the most meaningful comparison of our results. The consolidated and combined financial statements for the Successor Period reflect the acquisition of Freescale under the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations”. The results of the Successor are not comparable to the results of the Predecessor due to the difference in the basis of presentation of purchase accounting as compared to historical cost.

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

(in millions)	Three months ended December 31, 2007	Three months ended September 28, 2007	Three months ended December 31, 2006

Adjusted gross margin	$ 664	$ 623	$ 713
Inventory step-up recognition	-	-	141
Incremental depreciation and amortization expense	51	46	10
Gross margin	$ 613	$ 577	$ 562

Adjusted operating earnings	$ 211	$ 195	$ 219
Inventory step-up recognition	-	-	141
Incremental depreciation and amortization expense	56	51	11
Amortization expense for acquired intangible assets	273	346	108
In-process research and development	-	-	2,260
Reorganization of businesses and other	26	-	(7)
Impairment of intangible assets	449	-	-
Merger expenses	2	-	515
Operating loss	$ (595)	$ (202)	$ (2,809)

EBITDA excluding the effects of purchase accounting and other items	$ 376	$ 353	$ 386
Inventory step-up recognition	-	-	141
In-process research and development	-	-	2,260
Reorganization of businesses and other	26	-	(7)
Impairment of intangible assets	449	-	-
Merger expenses	2	-	515
EBITDA	$ (101)	$ 353	$ (2,523)

Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, in-process research and development charge, reorganization of businesses and other charges, impairment of intangible assets, and merger expenses. Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles (GAAP). Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating (loss) earnings to better evaluate the underlying performance of the Company. EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

(in millions)	Year ended December 31, 2007	Year ended December 31, 2006

Adjusted gross margin	$ 2,486	$ 2,885
Inventory step-up recognition	416	141
Incremental depreciation and amortization expense	169	10
Gross margin	$ 1,901	$ 2,734

Adjusted operating earnings	$ 714	$ 953
Inventory step-up recognition	416	141
Incremental depreciation and amortization expense	189	11
Amortization expense for acquired intangible assets	1,310	117
In-process research and development	-	2,260
Reorganization of businesses and other	64	(12)
Impairment of intangible assets	449	-
Merger expenses	5	522

Operating loss	$ (1,719)	$ (2,086)

EBITDA excluding the effects of purchase accounting and other items	1,340	1,600
Inventory step-up recognition	416	141
In-process research and development	-	2,260
Reorganization of businesses and other	64	(12)
Impairment of intangible assets	449	-
Merger expenses	5	522
EBITDA	$ 406	$ (1,311)

Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, in-process research and development charge, reorganization of businesses and other charges, impairment of intangible assets, and merger expenses. Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles (GAAP). Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating (loss) earnings to better evaluate the underlying performance of the Company. EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	December 31,	September 28,	December 31,
	2007	2007	2006

Microcontroller (a)	$ 467	$465	$476
Cellular (b)	361	349	417
Networking and Multimedia (c)	303	281	296
RF, Analog and Sensors (d)	260	256	262
Other (e)	148	95	164
	$ 1,539	$1,446	$1,615

(in millions)	Year Ended
	December 31,	December 31,
	2007	2006

Microcontroller (a)	$ 1,878	$1,922
Cellular (b)	1,217	1,479
Networking and Multimedia (c)	1,121	1,187
RF, Analog and Sensors (d)	1,048	1,027
Other (e)	458	744
	$ 5,722	$6,359

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.
(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.
(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.
(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.
(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.
Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Three months ended December 31, 2007	Year ended December 31, 2007

Net loss	$ (525)	$ (1,613)
Interest expense, net	201	784
Income tax (benefit)	(270)	(886)
Depreciation and amortization(a)	493	2,121
EBITDA	(101)	406
Non-cash stock-based employee compensation (1)	12	45
Other non-cash charges (2)	452	870
Non-recurring/one-time items (3)	27	70
Cost savings (4)	-	38
Other defined terms (5)	21	96
Adjusted EBITDA	$ 411	$ 1,525

(a) Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.
(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, asset impairment charges and other non-cash items.
(3) Reflects costs associated with Predecessor debt extinguishment, one-time Merger expenses and our reorganization of business program.
(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.
(5) Reflects other adjustments required in calculating our debt covenant compliance.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facilities and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facilities. We believe that the presentation of Adjusted EBITDA for the three months and year ended December 31, 2007 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The definition of Adjusted EBITDA in the indentures and the Credit Facilities allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	December 31, 2007	December 31, 2006

ASSETS
Cash and cash equivalents	$ 206	$ 177
Short-term investments	545	533
Accounts receivable, net	542	635
Inventory	779	1,188
Other current assets	712	317
Total current assets	2,784	2,850

Property, plant and equipment, net	2,517	3,232
Goodwill	5,350	5,313
Intangible assets, net	3,918	5,654
Other assets, net	548	690
Total assets	$ 15,117	$ 17,739

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$ 93	$ 85
Accounts payable	385	558
Accrued liabilities and other	574	716
Total current liabilities	1,052	1,359

Long-term debt	9,380	9,415
Deferred tax liabilities	1,114	1,858
Other liabilities	381	390

Stockholder's equity	3,190	4,717
Total liabilities and stockholder's equity	$ 15,117	$ 17,739

CONTACT:
Freescale Semiconductor
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Robert Hatley, 512-996-5134
robert.hatley@freescale.com